Exhibit 99.1

TAYLOR CAPITAL RECEIVES $104.8 MILLION

CAPITAL INVESTMENT FROM U.S. TREASURY

ROSEMONT, IL—November 24, 2008 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the parent company of Cole Taylor Bank, today announced that on November 21, 2008, the U.S. Treasury Department invested $104.8 million in Series B Preferred stock and warrants to purchase common stock of Taylor Capital as part of the federal government’s TARP Capital Purchase Program. The investment is equal to 3% of the Company’s risk-weighted assets as of September 30, 2008.

“Taylor Capital is pleased to participate in this program, which is designed to provide additional capital to healthy, well managed financial institutions,” said Taylor Capital Chairman Bruce W. Taylor. “As we previously announced, this new capital will be used to further increase our already very active lending to small and mid-sized businesses. This additional capital further strengthens our balance sheet and enables us to continue to support economic growth in our community.”

The Series B Preferred shares pay a dividend of 5% per year for the first five years and reset to 9% per year thereafter. The Series B Preferred shares are callable at par after three years and can be redeemed prior to then at 100% of the issue price, subject to the approval of the Company’s federal regulator. Taylor Capital also issued to the U.S. Treasury Department a ten-year warrant to purchase 1,462,647 shares of common stock at an exercise price of $10.75 per share.

The following table indicates the pro-forma effect of the TARP investment on the Company’s capital ratios as of September 30, 2008:

	Pre-TARP Investment 9/30/2008	Post-TARP Investment 9/30/2008 (pro forma)
Tangible Capital Ratio	4.87%	7.45%
Tier One Risk-Based Capital Ratio	7.61%	11.11%
Total Risk-Based Capital Ratio	10.97%	13.97%

About Taylor Capital Group, Inc. (Nasdaq: TAYC)

Taylor Capital Group, Inc. is a $4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and medium-sized businesses. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could”, “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; the uncertainties with respect to the future utilization of our deferred tax assets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2007 Annual Report on Form 10-K filed with the SEC on March 13, 2008 and in our Quarterly Reports on Form 10-Q filed in 2008. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

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